Exhibit 10.7

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Trademark License Agreement

Licensor: Zhejiang Geely Holding Group Co., Ltd.

Licensee: Zhejiang ZEEKR Intelligent Technology Co., Ltd.

Contents

Chapter I Definition

Chapter II License Scope

Chapter III Exemption and Effectiveness of Prior License

Chapter IV License Term

Chapter V Assignment of Licensed Trademarks

Chapter VI Rights and Obligations of the Two Parties

Chapter VII Trademark Rights Protection

Chapter VIII Term, Change and Termination of the Agreement

Chapter IX Miscellaneous

Appendix I: List of Licensed Trademarks

Appendix II: Authorization for Trademark Use

Appendix III: List of Prior Authorizations

Trademark License Agreement

This Agreement is executed by the following two Parties on July 26,2021 in Binjiang District, Hangzhou City.

Licensor: Zhejiang Geely Holding Group Co., Ltd.

Address: [***]

Licensee: Zhejiang ZEEKR Intelligent Technology Co., Ltd.

Address: [***]

Foreword

Whereas:

The Licensor owns the ownership of trademarks licensed herein, and the Licensee needs to use these trademarks in the course of its business operation. The Licensor and the Licensee intend to regulate the Licensee's use of the Licensor's trademarks with this Agreement. If it is necessary to prove the source of the right to use the trademarks, the Licensor and the Licensee agree that the Licensor will separately issue a Authorization for Trademark Use with reference to the form and content of Appendix II.

According to the Civil Code of the People's Republic of China, the Trademark Law of the People's Republic of China and the Regulations for the Implementation of the Trademark Law of the People's Republic of China, the two Parties have followed the principle of honesty and good faith, and reached this Trademark License Agreement by consensus.

The Licensor and the Licensee is collectively referred to as "the two Parties" and separately called “one Party” or “either Party”.

Chapter I Definition

Unless otherwise provided herein, the following terms will have the following meanings:

1.1            "Affiliated enterprises" refer to the companies, enterprises and other economic organizations that have one of the following relationships with either Party: a direct or indirect ownership or control relationship in terms of capital, operation, and purchase and sale; directly or indirectly owned or controlled by a third party; other related relationships in interests.

1.2            "Licensed area" refers to the registered area of licensed trademarks, which is subject to Appendix I: List of Licensed Trademarks and the registered areas of registered trademarks updated from time to time.

1.3            "Licensed trademarks" refers to the trademarks that the Licensor authorizes the Licensee to use within the scope specified herein, and the Licensor has registered with the Trademark Registration Certificate held. The licensed trademarks are subject to Appendix I: List of Licensed Trademarks hereto and the registered trademark data updated from time to time.

1.4            "Exclusive license" means that the Licensor authorizes the Licensee to exclusively use the licensed trademarks in an agreed way within the license term, license area and license scope.

1.5            "License term" refers to the period during which the Licensor authorizes the Licensee to use the licensed trademarks.

1.6            "Renewal period" refers to twelve months prior to the expiration of the registered trademark and six months after the expiration of the registered trademark.

1.7            "Effective date" refers to the signing date stated on the front page hereof.

Chapter II License Scope

2.1 According to this Agreement, the Licensor authorizes the Licensee to use the licensed trademarks in accordance with this Agreement within the validity period hereof and the scope of goods/services approved by the licensed trademarks; The trademarks licensed herein shall be used in a free and exclusive license that can be sub-licensed. For the avoidance of doubt, except as stipulated in Article 2.2 hereof, the Licensor shall not use the licensed trademarks agreed herein or permit others to use the licensed trademarks.

2.2 Notwithstanding the foregoing Article 2.1, the Licensee agrees that from the date of signing this Agreement, the Licensor may:

(1)            Use the licensed trademarks for the purpose of the Licensee's enterprise publicity and vehicle model announcement and filing; or

(2)            Use or license others to use the licensed trademarks with the written consent of the Licensee.

2.3 The Licensee shall properly use the licensed trademarks according to the provisions of this Agreement and the nature of the licensed trademarks. The scope of use of the licensed trademarks is as follows:

(1)            The Licensee's signboard and plaque;

(2)            The counters and containers in the Licensee's company;

(3)            The Licensee's official website and the publicity page on the third party website;

(4)            The Licensee's brochures, product manuals, pasted advertisements, billboards and banners;

(5)            Other situations where the Licensee uses the licensed trademarks for business operation needs.

2.4 If the Licensee uses the licensed trademarks beyond the scope agreed in Article 2.3, it shall submit a written application to the Licensor, explain the situation and obtain the written consent of the Licensor.

Chapter III Exemption and Effectiveness of Prior License

3.1 Unless otherwise agreed, the Licensee agrees that the license of the licensed trademarks listed in Appendix III signed by the Licensor before for the Licensee's business operation will continue to be valid from the date of execution hereof.

Chapter IV License Term

4.1 Unless the Agreement is terminated as agreed in Chapter VIII hereof, the license term of the licensed trademarks refers to the registration validity period of the licensed trademarks; If the trademark licenses are renewed upon expiration, the license term will be subject to the registration validity period after renewal. If multiple licensed trademarks are involved and the expiration dates of the registration validity period (including renewal) are inconsistent, the respective registration validity periods shall prevail.

4.2 If the licensed trademarks enter into the renewal period within the term of this Agreement, the Licensor shall renew the trademarks. The Licensor shall go through the formalities of renewal registration of the licensed trademarks in time to meet the needs of the Licensee's business operation.

Chapter V Assignment of Licensed Trademarks

5.1 During the term of this Agreement, if the Licensor intends to transfer the licensed trademarks to any third party, it shall obtain the written consent of the Licensee.

Chapter VI Rights and Obligations of the Two Parties

6.1 The Licensor's rights include:

(1)            The Licensor has the right to require the Licensee to use the licensed trademarks in accordance with the provisions hereof.

(2)            During the term of this Agreement, the Licensor has the right to require the Licensee to provide trademark use evidence, including but not limited to photos, brochures, billboard samples and other materials of the Licensee and others who have been sub-licensed by the Licensee on the use of the licensed trademarks.

(3)            The Licensor has the right to send personnel to check the use of the licensed trademarks, and the Licensee shall cooperate with such check.

(4)            The Licensor may urge the Licensee to use the licensed trademarks in the manner agreed herein, and prevent the Licensee's improper use.

(5)            The Licensor has other rights hereunder.

6.2 The Licensor's obligations include:

(1)            During the license term, the Licensor take necessary measures and actions to maintain the validity of the licensed trademarks.

(2)            The Licensor shall file the trademark license agreement with the Trademark Office of the State Administration for Industry and Commerce within the statutory time limit, and the filing fee shall be borne by the Licensee.

(3)            The Licensor shall guarantee that the licensed trademarks are not pledged.

(4)            The Licensor shall undertake other obligations hereunder.

6.3 The Licensee's rights include:

(1)            The Licensee has the right to use the licensed trademarks within the term hereof in accordance with the Agreement.

(2)            The Licensee has other rights hereunder.

6.4 The Licensee's obligations include:

(1)            The Licensee shall maintain the brand reputation and image of the licensed trademarks and properly use the licensed trademarks.

(2)            In the process of using the licensed trademarks, the Licensee shall not arbitrarily change the characters, designs or combinations of the characters and designs of the licensed trademarks.

(3)            Without the written consent of the Licensor, the Licensee shall not use the licensed trademarks beyond the permitted scope.

(4)            If the Licensee sub-licenses its acquired right to use the licensed trademarks hereunder to others, it shall ensure that the sub-licensed licensee recognize and comply with the Licensee's obligations hereunder.

(5)            Once the Licensor requests the Licensee to provide photos, brochures, billboard samples and other materials that can clearly show the use scope shown in Item 2.3 and other use scopes approved by Licensor in writing, the Licensee shall provide such materials to the Licensor completely in a timely within three working days. If the Licensee cannot provide such materials within the time limit agreed herein due to special reasons, it shall issue a written explanation to the Licensor. If the Licensee's use of the licensed trademarks does not meet the standards of the Licensor, the Licensee shall immediately stop the use that does not meet the standards of the Licensor. The Licensee shall change the usage of the licensed trademarks as required by the Licensor and within the time limit specified by the Licensor, and report the changes to the Licensor in a timely and complete manner within three working days upon the change.

(6)            If the Licensee infringes the rights of others by using the licensed trademarks in violation of laws, regulations or this Agreement, the Licensee shall take all effective measures to safeguard the rights and reputation of the Licensor and be held fully liable.

(7)            Without the written consent of the Licensor, the Licensee and others sub-licensed by the Licensor shall not apply for or register words or graphics that are the same as or similar to trademarks owned by the Licensor and its affiliated enterprises, including for the purpose of trademarks, service marks, trade names, product names, enterprise names, domain names, general websites, decoration or labels of commodities, and their components. Without prejudice to the foregoing agreement, the two Parties hereby agree that the Licensee and its affiliated enterprises have the right to use the licensed trademarks as trade names, enterprise names, domain names and general websites.

(8)            The Licensee shall undertake other obligations hereunder.

Chapter VII Trademark Rights Protection

7.1 When either Party learns of any suspected infringement of the exclusive right to use a licensed trademark, it shall immediately notify the other Party in writing, and report the currently collected infringement information to the other Party.

7.2 In case of suspected infringement of the exclusive right to use a licensed trademark, the Licensee has the right to take independent action to defend its rights. If the Licensee decides not to take rights protection actions, the Licensor has the right to take rights protection actions alone.

7.3 When either Party seeks relief from a court, an arbitration institution or an administrative organ for infringement of a licensed trademark by a third party, the other Party shall provide assistance and actively cooperate with the Party.

7.4 The expenses incurred by the Licensee's independent rights protection actions shall be borne by the Licensee, and the compensation obtained shall be owned by the Licensee.

7.5 If the Licensee decides not to take rights protection actions, the expenses incurred by the Licensor in taking rights protection actions alone shall be borne by the Licensor, and the compensation obtained shall be owned by the Licensor.

7.6 Except for the circumstances stated in Article 7.5 hereof, the expenses incurred in other rights protection methods not explicitly agreed herein (including but not limited to the situation where the two Parties jointly take rights protection actions) shall be borne by the Licensee, and the compensation obtained shall be owned by the Licensee.

Chapter VIII Term, Change and Termination of the Agreement

8.1 This Agreement shall come into force on the effective date. Unless terminated in advance in accordance with the terms of Articles 8.3 and 8.4 below, this Agreement will be valid within the license term granted (“term of validity”).

8.2 Any modification or supplement hereto shall be agreed by the two Parties in written form, and will come into force upon signature and seal by authorized representatives of the two Parties.

8.3 This Agreement will be terminated if:

8.3.1 This Agreement expires.

8.3.2 During the term of validity of this Agreement, the two Parties decide in writing to terminate this Agreement through consultation.

8.3.3 This Agreement is terminated due to the provisions of relevant laws and regulations, or the judgment, ruling or decision made by the competent court or arbitration institution.

8.4 Notwithstanding Article 8.3 of this Agreement, the Licensor has the right to terminate this Agreement by written notice when:

(a)            There is any change to the actual controller of the Licensee;

(b)            The Licensor or its affiliated enterprises no longer hold the equity of the Licensee.

8.5 If this Agreement is terminated according to the stipulations in Chapter VIII hereof, the Licensee shall immediately stop using the licensed trademarks, including but not limited to the use of signboards and plaques within the scope shown in Item 2.3 and other scopes approved by Licensor in writing. The Licensor has the right to send personnel to the Licensee's company from time to time to check the clearance of the licensed trademarks until the Licensee completely stops using the licensed trademarks, and the Licensee must cooperate with the check. If the Licensee has not completely stopped using the licensed trademarks within sixty days upon the expiration or termination date of this Agreement, the Licensor has the right to pursue the legal responsibility of the Licensee and ask the Licensee to compensate its losses suffered thereby.

Chapter IX Miscellaneous

9.1 If some clauses of this Agreement are totally or partially invalid for any reason, other clauses of this Agreement will continue to survive.

9.2 Written requests, applications, decisions, and notices involved herein shall be delivered in advance by direct submission, e-mail or EMS express delivery. If submitted directly, the date of submission shall be deemed as delivery; If sent by e-mail, it shall be deemed as delivery when the sender's e-mail system shows that the relevant notice has been successfully sent to the recipient; If sent by EMS express, it shall be deemed as delivery upon signature/rejection by the recipient.

9.3 The appendixes herein are an integral part of this Agreement and have the same legal effect with the body of this Agreement. In case of any conflict between the body of this Agreement and the terms in the Appendixes, the body of this Agreement shall prevail.

9.4 This Agreement is governed by, construed and executed in accordance with the laws of the People's Republic of China.

9.5 If all disputes arising therefrom cannot be settled through friendly negotiation within sixty days upon occurrence, either Party has the right to bring a lawsuit to the court of its own place.

9.6 This Agreement is written in Chinese, with 4 originals, 1 for each Party, and the other originals kept by the Licensor and used for reporting or filing with relevant regulatory authorities. Each original has the same legal effect.

[Signature page]

8

Appendix I: List of Licensed Trademarks

[***]

9

Appendix II: Authorization for Trademark Use

Authorization for Trademark Use

[***]

10

Appendix III: List of Prior Authorizations

[***]

11